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                                                                  EXHIBIT 10.10

THE LONDON RADIOSURGICAL CENTRE LTD
154 HARLEY STREET, LONDON, W1N 1HH       TEL: +44 (0)171 486 6969 FAX: 486 1991
Registered in England & Wales      Registered Number 3047508


February 7th, 1999

To:
Mobile PET Systems, Inc.
2240 Shelter Island Drive, #205
San Diego, CA, 92106

RECEIPT LETTER AGREEMENT/TERMS OF INVESTMENT

Mobile PET Systems, Inc. has purchased a subordinated equity participation in The London Radiosurgical Centre Ltd., pursuant to the terms defined in this receipt letter.

The following terms apply to all investors and are stated in US $.

Subordinated Equity Participation:      Maximum Investment $2.5 Million
                                        Investors will have their investment
                                        returned from 100% of the net income
                                        to distribute. After which the total
                                        participation of the investors will
                                        be 60% of net income to distribute.

Net Income to Distribute:               After operating costs including;
                                        equipment financing payments, all
                                        operating expenses, reserve capital
                                        and taxes. To be distributed annually.

TOTAL RECEIVED FROM MOBILE PET SYSTEMS, INC.    $200,000.00


Best regards and we look forward to a profitable future.

Paul Crowe, Chairman/Director, The London Radiosurgical Centre Ltd